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                                  EXHIBIT 10.1

                            REORGANIZATION AGREEMENT
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                      AGREEMENT AND PLAN OF REORGANIZATION

      This Agreement and Plan of Reorganization (the "Agreement"), entered into this 9th day of June 1998, is by, between, and among Premiere Mortgage Resources, Inc., a publicly held Nevada corporation (hereinafter the "Purchaser"), United National, Inc., a privately-held Nevada corporation (hereinafter the "Private Company"), and the sole shareholder of the Private Company (the "Shareholder").

                                    RECITALS:

      WHEREAS, the Purchaser wishes to acquire, and the Shareholder is willing to sell, all of the outstanding stock of the Private Company in exchange solely for a part of the voting stock of the Purchaser whereby the Shareholder would acquire a controlling interest of the Purchaser; and

      WHEREAS, the parties hereto intend to qualify such transaction as a tax-free exchange pursuant to Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

      NOW, THEREFORE, based upon the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements set forth herein, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Purchaser, the Private Company, and the Shareholder approve and adopt this Agreement and Plan of Reorganization and mutually covenant and agree with each other as follows:

      1. Shares to be Transferred and Shares to be Issued.

            1.1 On the Closing Date the Shareholder shall transfer to the Purchaser a certificate for 100 shares of common stock of the Private Company, which in the aggregate shall represent all of the issued and outstanding shares of the common stock of the Private Company.

            1.2 In exchange for the transfer of the common stock of the Private Company pursuant to subsection 1.1. hereof, the Purchaser shall on the Closing Date and contemporaneously with such transfer of the common stock of the Private Company to it by the Shareholder, issue and deliver to the Shareholder 2,266,667 shares of common stock of the Purchaser such that the Shareholder shall own approximately 48.57% of the outstanding common stock of the Purchaser.

      2. Representations and Warranties of the Shareholder. The Shareholder represents and warrants to the Purchaser as set forth below. These representations and warranties are made as an inducement for the Purchaser to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, the Purchaser would not be a party hereto.
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            2.1 Ownership of Stock.

                  a. The Shareholder is the record and beneficial owner and holder of the number of fully paid and nonassessable shares of the common stock of the Private Company listed in subsection 1.1 above as of the date hereof and will continue to own such shares of the common stock of the Private Company until the delivery thereof to the Purchaser on the Closing Date and all such shares of common stock are or will be on the Closing Date owned free and clear of all liens, encumbrances, charges and assessments of every nature and subject to no restrictions with respect to transferability. The Shareholder currently has, and will have at Closing, full power and authority to dispose, assign, and transfer his shares of the Private Company in accordance with the terms hereof. The Shareholder currently has, and will have at Closing, full power and authority to vote his shares of the Private Company, without restriction of any kind.

                  b. Except for this Agreement, there are no outstanding options, contracts, calls, commitments, agreements or demands of any character relating to the common stock of the Private Company owned by the Shareholder.

            2.2 Accuracy of All Statements Made by the Shareholder. No representation or warranty by the Shareholder in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of the Shareholder pursuant to this Agreement, nor any document or certificate delivered to the Purchaser by the Shareholder pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

      3. Representations and Warranties of the Private Company. The Private Company represents and warrants to the Purchaser as set forth below. These representations and warranties are made as an inducement for the Purchaser to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, the Purchaser would not be a party hereto.

            3.1 Organization and Authority. The Private Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement. The Private Company has no wholly owned or majority owned subsidiaries.

            3.2 Capitalization. As of the date of the Closing, the Private Company will have a total of no more than 100 shares of common stock issued and outstanding. All of the shares will have been duly authorized and validly issued and will be fully paid and nonassessable. Except as set forth in Schedule "A" attached hereto and incorporated herein, there are no options, warrants, conversion privileges, or other rights presently outstanding for the purchase of any authorized but unissued stock of the Private Company.


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            3.3 Performance of This Agreement. The execution and performance of this Agreement and the transfer of stock contemplated hereby have been authorized by the board of directors of the Private Company. The Agreement has been duly executed and delivered by the Private Company and constitutes the valid and legally binding obligation of the Private Company, enforceable against the Private Company in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally, and subject to the exercise of judicial discretion in accordance with general terms of equity.

            3.4 Financials. True copies of the financial statements of the Private Company consisting of the balance sheets as of the fiscal year ended December 3], 1997 (audited), and the three months ended March 31, 1998 (unaudited), and statements of income, cash flow and changes in stockholder's equity for the fiscal year and the three month period, have been delivered by the Private Company to the Purchaser. The year-end statements have been examined and certified by Harriet Klapper, CPA. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Private Company as of March 31, 1998, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

            3.5 Liabilities. There are no material liabilities of the Private Company, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Private Company, its agents or servants occurring prior to March 31,1998, which are not disclosed by or reflected in said financial statements. As of the date hereof; and except as set forth in Schedule "A" attached hereto, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Private Company.

            3.6 Absence of Certain Changes or Events. Except as set forth in this Agreement, since March 31, 1998, there has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of the Private Company, or (ii) any damage, destruction, or loss to the Private Company (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of the Private Company.

            3.7 Litigation. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving the Private Company, or its assets, properties, or business, nor does the Private Company know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of the Private Company or as to which the Shareholder is a party adverse to the Private Company or has a material interest adverse to the Private Company.


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            3.8 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Private Company, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Private Company, except as provided for in the financial statements of the Private Company, or have been incurred in the normal course of business of the Private Company since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.

            3.9 Hazardous Materials. No hazardous material has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released, or disposed of on or under any real property currently or previously owned or leased by the Private Company.

            3.10 Accuracy of All Statements Made by the Private Company. No representation or warranty by the Private Company in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by or on behalf of the Private Company pursuant to this Agreement, nor any document or certificate delivered to the Purchaser by the Private Company pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading.

      4. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Private Company and to the Shareholder as set forth below. These representations and warranties are made as an inducement for the Private Company and the Shareholder to enter into this Agreement and, but for the making of such representations and warranties and their accuracy, the Private Company and the Shareholder would not be parties hereto.

            4.1 Organization and Good Standing. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with full power and authority to enter into and perform the transactions contemplated by this Agreement. The Purchaser has no wholly owned or majority owned subsidiaries.

            4.2 Capitalization. As of the date of the Closing, the Purchaser will have a total of no more than 2,400,000 shares of common stock (assuming the cancellation of 2,600,000 shares as set forth in subsection 7.8 below) issued and outstanding. All of the shares will have been duly authorized and validly issued and will be fully paid and nonassessable. Except for the Purchaser's obligations hereunder with respect to the shares to be issued pursuant to subsection 1.2 hereof, there are no options, warrants, conversion privileges, or other rights presently outstanding for the purchase of any authorized but unissued stock of the Purchaser. As of the Closing, the Articles of Incorporation, as amended, of the Purchaser (the "Purchaser Articles") and as currently in effect shall be in the form previously furnished to the Private Company and the Shareholder providing among other things for one authorized class of stock and 50,000,000 shares of the stock authorized. The rights, preferences, and privileges of the common stock shall be as set forth in the Purchaser Articles.


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            4.3 Performance of This Agreement. The execution and performance of this Agreement and the issuance of stock contemplated hereby have been authorized by the board of directors of the Purchaser. The Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally, and subject to the exercise of judicial discretion in accordance with general terms of equity.

            4.4 Financials. True copies of the financial statements of the Purchaser consisting of the balance sheets as of the fiscal years ended December 31, 1997 and 1996, and the three months ended March 31, 1998, and statements of income, cash flow and changes in stockholder's equity for each of the fiscal years and the three month period, have been delivered by the Purchaser to the Private Company. These statements have been examined and certified by Barry L. Friedman, P.C., Certified Public Accountant. Said financial statements are true and correct in all material respects and present an accurate and complete disclosure of the financial condition of the Purchaser as of March 31, 1998, and the earnings for the periods covered, in accordance with generally accepted accounting principles applied on a consistent basis.

            4.5 Liabilities. There are no material liabilities of the Purchaser, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of the Purchaser, its agents or servants which are not disclosed by or reflected in said financial statements. As of the date hereof, there are no known circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of the Purchaser.

            4.6 Litigation. There are no legal, administrative or other proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions, either threatened, pending, or outstanding against or involving the Purchaser, or its assets, properties, or business, nor does the Purchaser know, or have reasonable grounds to know, of any basis for any such proceedings, investigations or inquiries, product liability or other claims, judgments, injunctions or restrictions. In addition, there are no material proceedings existing, pending or reasonably contemplated to which any officer, director, or affiliate of the Purchaser is a party adverse to the Purchaser or has a material interest adverse to the Purchaser.

            4.7 Taxes. All federal, state, foreign, county and local income, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by the Purchaser, and there are no unpaid taxes which are, or could become a lien on the properties and assets of the Purchaser, except as provided for in the financial statements of the Purchaser, or have been incurred in the normal course of business of the Purchaser since that date. All tax returns of any kind required to be filed have been filed and the taxes paid or accrued.


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            4.8 Hazardous Materials. No hazardous material has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released, or disposed of on or under any real property currently or previously owned or leased, directly or indirectly, by the Purchaser.

            4.9 Legality of Shares to be Issued. The shares of common stock of the Purchaser to be issued by the Purchaser pursuant to this Agreement, when so issued and delivered, will have been duly and validly authorized and issued by the Purchaser, will be fully paid and nonassessable, and will be free and clear of all liens and encumbrances. Such shares to be issued by the Purchaser pursuant to subsection 1.2 of this Agreement shall represent approximately 48.57% of the outstanding stock upon closing.

            4.10 Governmental Consents. No consent, approval, authorization, or other action by, or filing with, any governmental authority is required for the execution and delivery of this Agreement by the Purchaser, or if required, the requisite consent, approval, or authorization has been obtained, the requisite filing has been accomplished, or the requisite action has been taken.

            4.11 Legal Compliance. The Purchaser has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

            4.12 Accuracy of All Statements Made by the Purchaser. No representation or warranty by the Purchaser in this Agreement, nor any statement, certificate, schedule, or exhibit hereto furnished or to be furnished by the Purchaser pursuant to this Agreement, nor any document or certificate delivered to the Private Company or the Shareholder pursuant to this Agreement or in connection with actions contemplated hereby, contains or shall contain any untrue statement of material fact or omits to state or shall omit to state a material fact necessary to make the statements contained therein not misleading.

      5. Covenants of the Parties.

            5.1 Corporate Records.

                  a. Simultaneous with the execution of this Agreement by the Private Company, if not previously furnished, such entity shall deliver to the Purchaser copies of the articles of incorporation, as amended, and the current bylaws of the Private Company, and copies of the resolutions duly adopted by the board of directors of the Private Company approving this Agreement and the transactions herein contemplated.

                  b. Simultaneous with the execution of this Agreement by the Purchaser, if not previously furnished, such entity shall deliver to the Private Company copies of the Purchaser


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

Articles, and the current bylaws of the Purchaser, and copies of the resolutions duly adopted by the board of directors of the Purchaser approving this Agreement and the transactions herein contemplated.

            5.2 Access to Information

                  a. The Purchaser and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of the Private Company, and the Private Company shall furnish or cause to be furnished to the Purchaser and its authorized representatives all information with respect to its affairs and business as the Purchaser may reasonably request. The Purchaser shall hold, and shall cause its representatives to hold confidential, all such information and documents, other than information that (i) is in the public domain at the time of its disclosure to the Purchaser; (ii) becomes part of the public domain after disclosure through no fault of the Purchaser; (iii) is known to the Purchaser or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of the Private Company. In the event this Agreement is terminated prior to Closing, the Purchaser shall, upon the written request of the Private Company, promptly return all copies of all documentation and information provided by the Private Company hereunder.

                  b. The Private Company and its authorized representatives shall have full access during normal business hours to all properties, books, records, contracts, and documents of the Purchaser, and the Purchaser shall furnish or cause to be furnished to the Private Company and its authorized representatives all information with respect to its affairs and business the Private Company may reasonably request. The Private Company shall hold, and shall cause its representatives to hold confidential, all such information and documents, other than information that (i) is in the public domain at the time of its disclosure to the Private Company; (ii) becomes part of the public domain after disclosure through no fault of the Private Company; (iii) is known to the Private Company or any of its officers or directors prior to disclosure; or (iv) is disclosed in accordance with the written consent of the Purchaser. In the event this Agreement is terminated prior to Closing, the Private Company shall, upon the written request of the Purchaser, promptly return all copies of all documentation and information provided by the Purchaser hereunder.

            5.3 Actions Prior to Closing. From and after the date of this Agreement and until the Closing Date:

                  a. The Purchaser and the Private Company shall each carry on its business diligently and substantially in the same manner as heretofore, and neither party shall make or institute any unusual or novel methods of purchase, sale, management, accounting or operation.

                  b. Neither the Purchaser nor the Private Company shall enter into any contract or commitment, or engage in any transaction not in the usual and ordinary course of business and consistent with its business practices.


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                  c. Neither the Purchaser nor the Private Company shall amend its articles of incorporation or bylaws or make any changes in authorized or issued capital stock, except as provided in this Agreement.

                  d. The Purchaser and the Private Company shall each use its best efforts (without making any commitments on behalf of the company) to preserve its business organization intact.

                  e. Neither the Purchaser nor the Private Company shall do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any material contract, commitment, or obligation of such party.

                  f. The Purchaser and the Private Company shall each duly comply with all applicable laws as may be required for the valid and effective issuance or transfer of stock contemplated by this Agreement.

                  g. Neither the Purchaser nor the Private Company shall sell or dispose of any property or assets, except products sold in the ordinary course of business.

                  h. The Purchaser and the Private Company shall each promptly notify the other of any lawsuits, claims, proceedings, or investigations that may be threatened, brought, asserted, or commenced against it, its officers or directors involving in any way the business, properties, or assets of such party.

            5.4 Shareholders' Approval. The Purchaser shall promptly submit this Agreement and the transactions contemplated hereby for the approval of its stockholders by written consent or at a meeting of stockholders and, subject to the fiduciary duties of the Board of directors of the Purchaser under applicable law, shall use its best efforts to obtain stockholder approval and adoption of this Agreement and the transactions contemplated hereby. In connection with such shareholder approval, the Purchaser shall prepare a proxy or information statement to be furnished to the shareholders of the Purchaser setting forth information about this Agreement and the transactions contemplated hereby. The Private Party shall promptly furnish to the Purchaser all information, and take such other actions, as may reasonably be requested in connection with any action to be taken by the Purchaser in connection with the immediately preceding sentence. The Private Company shall have the right to review and provide comments to the proxy or information statement prior to mailing to the shareholders of the Purchaser.

            5.5 No Covenant as to Tax or Accounting Consequences. It is expressly understood and agreed that neither the Purchaser nor its officers or agents has made any warranty or agreement, expressed or implied, as to the tax or accounting consequences of the transactions contemplated by this Agreement or the tax or accounting consequences of any action pursuant to or growing out of this Agreement.


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

            5.6 Indemnification. The Private Company and the Shareholder, severally and not jointly, shall indemnify Purchaser for any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) suffered by Purchaser resulting from, arising out of, or incurred with respect to the falsity or the breach of any representation, warranty, or covenant made by the Private Company or the Shareholder herein, and any claims arising from the operations of the Private Company prior to the Closing Date. Purchaser shall indemnify and hold the Private Company and the Shareholder harmless from and against any loss, cost, expense, or other damage (including, without limitation, attorneys' fees and expenses) resulting from, arising out of, or incurred with respect to, or alleged to result from, arise out of or have been incurred with respect to, the falsity or the breach of any representation, covenant, warranty, or agreement made by Purchaser herein, and any claims arising from the operations of Purchaser prior to the Closing Date. The indemnity agreement contained herein shall remain operative and in full force and effect for a period of one year from the Closing of this Agreement, regardless of any investigation made by or on behalf of any party.

            5.7 Publicity. The parties agree that no publicity, release, or other public announcement concerning this Agreement or the transactions contemplated by this Agreement shall be issued by any party hereto without the advance approval of both the form and substance of the same by the other parties and their counsel, which approval, in the case of any publicity, release, or other public announcement required by applicable law, shall not be unreasonably withheld or delayed.

            5.8 Expenses. Except as otherwise expressly provided herein, each party to this Agreement shall bear its own respective expenses incurred in connection with the negotiation and preparation of this Agreement, in the consummation of the transactions contemplated hereby, and in connection with all duties and obligations required to be performed by each of them under this Agreement.

            5.9 Further Actions. Each of the parties hereto shall take all such further action, and execute and deliver such further documents, as may be necessary to carry out the transactions contemplated by this Agreement.

      6. Conditions Precedent to the Purchaser's Obligations. Each and every obligation of the Purchaser to be performed on the Closing Date shall be subject to the satisfaction prior thereto of the following conditions:

            6.1 Truth of Representations and Warranties. The representations and warranties made by the Private Company and the Shareholder in this Agreement or given on their behalf hereunder shall be substantially accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

            6.2 Performance of Obligations and Covenants. The Private Company and the Shareholder shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by them prior to or at the Closing.


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            6.3 Officer's Certificate. The Purchaser shall have been furnished with a certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to the Purchaser), executed by an executive officer of the Private Company, certifying to the fulfillment of the conditions specified in subsections 6.1 and 6.2 hereof.

            6.4 No Litigation or Proceedings. There shall be no litigation or any proceeding by or before any governmental agency or instrumentality pending or threatened against any party hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

            6.5 No Material Adverse Change. As of the Closing Date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of the Private Company to conduct its business or the earning power thereof on the same basis as in the past.

            6.6 Shareholders' Approval. The holders of not less than a majority of the outstanding common stock of the Purchaser shall have voted for authorization and approval of this Agreement and the transactions contemplated hereby.

            6.7 Shareholder's Execution of Agreement. This Agreement shall have been duly executed and delivered by the Shareholder.

      7. Conditions Precedent to Obligations of the Private Company and the Shareholder. Each and every obligation of the Private Company and the Shareholder to be performed on the Closing Date shall be subject to the satisfaction prior thereto of the following conditions:

            7.1 Truth of Representations and Warranties. The representations and warranties made by the Purchaser in this Agreement or given on its behalf hereunder shall be substantially accurate in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made or given on and as of the Closing Date.

            7.2 Performance of Obligations and Covenants. The Purchaser shall have performed and complied with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the Closing.

            7.3 Officer's Certificate. The Private Company shall have been furnished with a certificate (dated as of the Closing Date and in form and substance reasonably satisfactory to the Private Company), executed by an executive officer of the Purchaser, certifying to the fulfillment of the conditions specified in subsections 7.1 and 7.2 hereof.

            7.4 No Litigation or Proceedings. There shall be no litigation or any proceeding by or before any governmental agency or instrumentality pending or threatened against any party


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

hereto that seeks to restrain or enjoin or otherwise questions the legality or validity of the transactions contemplated by this Agreement or which seeks substantial damages in respect thereof.

            7.5 No Material Adverse Change. As of the Closing Date there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of the Purchaser to conduct its business.

            7.6 No Material Liabilities of Purchaser. As of the Closing Date the Purchaser shall have no liabilities which in the aggregate exceed $1,000.

            7.7 Name Change. As of the Closing Date the shareholders of the Purchaser shall have duly approved an amendment to the Purchaser Articles changing the name of the Purchaser to "United National Financial Corporation" or some other name designated by the Private Company.

            7.8 Cancellation of Outstanding Shares. As of the Closing Date shareholders of the Purchaser shall cancel an aggregate of 2,600,000 outstanding common shares of the Purchaser and return such shares to the authorized but unissued shares of the Purchaser, such that immediately prior to closing the Purchaser shall have a total of 2,400,000 shares duly issued and outstanding.

            7.9 Assumption of Convertible Notes. At the Closing the Purchaser shall assume the obligation to issue shares of common stock of the Purchaser to the holders of promissory notes issued by the Private Company as set forth in Schedule "A" at the rate of one share of common stock of the Purchaser for each $1.00 of principle of such notes.

            7.10 Assumption of Outstanding Warrants. At the Closing the Purchaser shall assume the obligation to issue shares of the common stock of the Purchaser to the holders of outstanding warrants issued by the Private Company as set forth in Schedule "A" at the exercise price of $1.00 per share.

            7.11 Legal Opinion. At the Closing the Purchaser shall deliver an opinion of its counsel in form reasonably acceptable to counsel for the Private Company that:

                  a. The Purchaser is duly incorporated and validly existing under the laws and jurisdiction of the State of Nevada.

                  b. To the knowledge of such counsel, and based upon representations made by the Purchaser, there is no action, proceeding or investigation pending or threatened against the Purchaser which might reasonably result, either individually or in the aggregate, in any material adverse change in the business, conditions, affairs, or operations of the Purchaser.

                  c. To the knowledge of such counsel, and based upon representations made by the Purchaser, the Purchaser is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.


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                  d. All issued and outstanding shares of common stock of the
Purchaser have been duly authorized and validly issued and are fully paid and nonassessable.

                  e. This Agreement, the issuance of the shares of common stock of the Purchaser as described herein have been duly approved by all required corporate action and that, upon compliance by the Private Company and the Shareholder with all closing requirements, such shares, upon delivery, shall be validly issued and outstanding, fully paid and nonassessable.

                  f. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the rights of creditors generally, and subject to the exercise of judicial discretion in accordance with general terms of equity.

                  g. No consent, approval, authorization, or other action by, or filing with, any governmental authority is required for the execution and delivery of this Agreement by the Purchaser, or if required, the requisite consent, approval, or authorization has been obtained, the requisite filing has been accomplished, or the requisite action has been taken.

                  h. To the knowledge of such counsel, and based upon representations made by the Purchaser, the Purchaser has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

      8. Securities Law Provisions.

            8.1 Restricted Securities. Each of the parties hereto, severally and not jointly, represents that he, she, or it is aware that the shares issued or transferred to him, her, or it will not have been registered pursuant to the Securities Act of 1933, as amended (the "1933 Act"), or any state securities act, and thus will be restricted securities as defined in Rule 144 promulgated by the Securities and Exchange Commission (the "SEC"). Therefore, under current interpretations and applicable rules, he, she, or it will probably have to retain such shares for a period of at least one year and at the expiration of such one year period his, her, or its sales may be confined to brokerage transactions of limited amounts requiring certain notification filings with the SEC and such disposition may be available only if the issuer is current in its filings with the SEC under the Securities Exchange Act of 1934, as amended, or other public disclosure requirements.

            8.2 Non-distributive Intent. Each of the parties hereto, severally and not jointly, covenants and warrants that the shares received are acquired for his, her, or its own account and not with the present view towards the distribution thereof and he, she, or it will not dispose of such shares except
(i) pursuant to an effective registration statement under the 1933 Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the issuer, is exempt from registration under the 1933 Act, or the rules and regulations of the SEC thereunder. In order to effectuate the covenants of this subsection, an appropriate legend will be placed upon each of the certificates of common stock issued or transferred pursuant to this Agreement, and stop transfer instructions shall be placed with the transfer agent for the securities.

            8.3 Evidence of Compliance with Private Offering Exemption. Each of the parties hereto, severally and not jointly, hereby represents and warrants that he, she, or it, either individually or together with his, her, or its representative, has such knowledge and experience in business and financial matters that he, she, or it is capable of evaluating the risks of this Agreement and the transactions contemplated hereby, and that the financial capacity of such party is of such proportion that the total cost of such person's commitment in the shares would not be material when compared with his, her, or its total financial capacity. Upon the written request of the issuer of the securities issued or transferred pursuant to this Agreement, any party hereto shall provide such issuer with evidence of compliance with the requirements of any federal or state exemption from registration. The Purchaser and the Private Company shall each file, with the assistance of the other and its respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by each of them to be necessary or appropriate in an effort to document reliance on such exemptions, unless an exemption requiring no filing is available in the particular jurisdiction, all to the extent and in the manner as may be deemed by such parties to be appropriate.

      9. Change of Management. Upon and as a condition of Closing this
Agreement:

            9.1 Prior to Closing the Purchaser will authorize a reduction in the number of directors to one person and shall present to its shareholders for approval the election of Donald Wilen as the sole director of the Purchaser effective immediately following the Closing of this Agreement. Prior to Closing the Private Company will furnish material information of Mr. Wilen as a nominee to be elected by the shareholders of the Purchaser. Purchaser reserves the right to refuse to cause the nomination such person as a director of Purchaser if, after review of the foregoing information concerning said person, it is the opinion of Purchaser that the election of such person would not be in the best interests of Purchaser.

            9.2 The Private Company reserves the right to terminate this Agreement if the nominee selected by it is not elected or appointed as set forth above.

      10. Closing.

            10.1 Time and Place. The Closing of this transaction ("Closing") shall take place at 57 West 200 South, Suite 310, Salt Lake City, Utah, at 2:00 pm, June 30, 1998, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "Closing Date."

            10.2 Documents To Be Delivered by the Private Company and the Shareholder. At the Closing the Private Company and the Shareholder shall deliver to the Purchaser the following documents:

                  a. A stock certificate for the number of shares of common stock of the Private Company in the manner and form required by subsection 1.1 hereof.

                  b. The certificate required pursuant to subsection 6.3 hereof.

                  c. Such other documents of transfer, certificates of authority, and other documents as the Purchaser may reasonably request.

            10.3 Documents To Be Delivered by the Purchaser. At the Closing the Purchaser shall deliver to the Private Company and the Shareholder the following documents:

                  a. Certificates for the number of shares of common stock of the Purchaser as determined in sub-section 1.2 hereof.

                  b. The certificate required pursuant to subsection 7.3 hereof.

                  c. The legal opinion required pursuant to subsection 7.11 hereof.

                  d. A certificate of good standing from the State of Nevada dated not more than thirty days prior to the closing.

                  e. Such other documents of transfer, certificates of authority, and other documents as the Private Company and the Shareholder may reasonably request.

      11. Termination. This Agreement may be terminated by the Purchaser or the Private Company by notice to the other if, (i) at any time prior to the Closing Date any event shall have occurred or any state of facts shall exist that renders any of the conditions to its or their obligations to consummate the transactions contemplated by this Agreement incapable of fulfillment, or (ii) on July 31, 1998, if the Closing shall not have occurred. Following termination of this Agreement no party shall have liability to another party relating to such termination, other than any liability resulting from the breach of this Agreement by a party prior to the date of termination.

      12. Miscellaneous.

            12.1 Notices. All communications provided for herein shall be in writing and shall be deemed to be given or made when served personally or when deposited in the United States mail, certified return receipt requested, addressed as follows, or at such other address as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection:

            Purchaser:             1600 East Desert Inn Road
                                   Suite 102
                                   Las Vegas, NV 89109

            With copy to:          W. Michael Howery
                                   Attorney at Law
                                   4700 South 900 East
                                   Suite 30-206
                                   Salt Lake City, UT 84117

            Private Company and
            Shareholder:           Donald Wilen
                                   280 Windsor Highway
                                   New Windsor, NY 12553

            With copy to:          Ronald N. Vance
                                   Attorney at Law
                                   57 West 200 South
                                   Suite 310
                                   Salt Lake City, UT 84101

            12.2 Default. Should any party to this Agreement default in any of the representations, warranties, covenants, conditions, or promises contained herein, the defaulting party shall pay all costs and expenses, including a reasonable attorney's fee, which may arise or [ILLEGIBLE] from enforcing this Agreement, or in pursuing any remedy provided hereunder or by the statutes of the State of Utah.

            12.3 Assignment. This Agreement may not be assigned in whole or in part by the parties hereto without the prior written consent of the other party or parties, which consent shall not be unreasonably withheld.

            12.4 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, executors, administrators, successors and assigns.

            12.5 Partial Invalidity. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or application of such term or provision to persons or circumstances other than those as to which it is held to be invalid or unenforceable shall not be affected thereby and each term, covenant, condition, or provision of this Agreement shall be valid and shall be enforceable to the fullest extent permitted by law.

            12.6 Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, letters of intent, and preliminary agreements between the parties hereto relating to the subject matter of this Agreement.

            12.7 Interpretation of Agreement. This Agreement shall be interpreted and construed as if equally drafted by all parties hereto.

            12.8 Survival of Covenants, Etc. All covenants, representations, and warranties made herein to any party, or in any statement or document delivered to any party hereto, shall survive the making of this Agreement and shall remain in full force and effect until the obligations of such party hereunder have been fully satisfied.

            12.9 Further Action. The parties hereto agree to execute and deliver such additional documents and to take such other and further action as may be required to carry out fully the transactions contemplated herein.

            12.10 Amendment. This Agreement or any provision hereof may not be changed, waived, terminated, or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination, or discharge is sought.

            12.11 Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of counsel, or has been advised to obtain counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement.

            12.12 Headings. The descriptive headings of the various sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

            12.13 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts, each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto executed the foregoing Agreement and Plan of Reorganization as of the day and year first above written.

PURCHASER:                                Premiere Mortgage Resources, Inc.


                                          By
                                             ---------------------------
                                             Andrew W. Berney, President

PRIVATE COMPANY:                          United National, Inc.

                                          By /s/ Donald Wilen
                                             ---------------------------
                                              Donald Wilen, President

SHAREHOLDER:
                                          /s/ Donald Wilen
                                          ------------------------------
                                          Donald Wilen, individually

                                  SCHEDULE "A"
                                     TO THE
                      AGREEMENT AND PLAN OF REORGANIZATION

      The following table sets forth all of the outstanding convertible promissory notes issued by the Private Company:

                                               Convertible into    Conversion
Note Holder          Amount     Due Date       Number of Shares    Price
-----------          ------     --------       ----------------    -----
SuperNova, Inc.     $100,000     5/31/98       100,000             $1.00/Share
Douglas Nagel       $200,000     9/15/98       200,000             $1.00/Share
Robert D. Hall      $50,000      9/15/98       50,000              $1.00/Share
James Hall          $50,000      9/15/98       50,000              $1 00/Share
Azucar, Ltd.        $33,000      9/15/98       33,000              $1.00/Share
Visual Company      $25,000      9/15/98       25,000              $1.00/Share

      The following table sets forth all of the outstanding warrants issued by the Private Company:

                                                           Expiration
Warrant Holder       Number of Warrants  Exercise Price    Date
--------------       ------------------  --------------    ----
SuperNova, Inc.      200,000             $1.00/Share       2/9/00
Douglas Nagel        200,000             $1.00/Share       3/18/00
Robert D. Hall       50,000              $1.00/Share       3/23/00
James Hall           50,000              $1.00/Share       4/2/00
Select Media, Ltd.   300,000             $1.00/Share       4/2/00
Azucar, Ltd.         66,000              $1.00/Share       6/3/00
Visual Company       50,000              $1.00/Share       6/5/00